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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                         -------------------------------
                                February 14, 2005


                       Environmental Tectonics Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation of organization)



               1-10655                             23-1714256
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       (Commission File Number)       (IRS Employer Identification Number)




                       County Line Industrial Park
                        Southampton, Pennsylvania                18966
               ----------------------------------------        ----------
               (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (215) 355-9100
                                                           --------------


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ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

         On February 14, 2005, H. F. Lenfest ("Lenfest"), a Director of Environmental Tectonics Corporation ("ETC"), exercised warrants to purchase an aggregate of 1,003,048 shares of ETC common stock at an exercise price per share of $3.88, resulting in ETC's receipt of $3,891,826. ETC granted Lenfest warrants (the "Lenfest Financing Warrants") to purchase 803,048 shares of ETC common stock in connection with a financing transaction (the "Lenfest Financing") pursuant to which Lenfest loaned $10,000,000 to ETC in February 2003. As part of the Lenfest Financing, ETC refinanced its existing bank financing with PNC Bank, National Association. In August 2004, ETC granted Lenfest warrants (the "Lenfest Guaranty Warrants") to purchase an additional 200,000 shares of ETC common stock in connection with Lenfest's agreement to guarantee certain obligations of ETC to PNC Bank. The Lenfest Financing Warrants and the Lenfest Guaranty Warrants provided for an exercise price equal to the lesser of $4.00 per share or two-thirds of the average of the high and low trading price for ETC common stock for the 25 day trading period immediately preceding the date of exercise of the Lenfest Financing Warrants and the Lenfest Guaranty Warrants, which was equal to $3.88 per share.

         Concurrent with the exercise of the Lenfest Financing Warrants and the Lenfest Guaranty Warrants, Lenfest purchased (the "Lenfest Purchase") an additional 373,831 shares of ETC common stock for an aggregate purchase price of $1,999,995.85, or $5.35 per share, the closing price on February 11, 2005, the trading day immediately prior to the purchase of the shares.

         In connection with the Lenfest Purchase and the exercise of the Lenfest Financing Warrants and the Lenfest Guaranty Warrants, ETC received an aggregate of $5.9 million, all of which will be used for general working capital purposes.

         As Lenfest is a related party as defined by Regulation S-K, ETC's Audit Committee, comprised of Howard Kelley, Dr. Pete Stephens and Dr. George Anderson, each of whom is an independent director as defined by the rules of the American Stock Exchange and applicable securities laws, approved the terms and conditions of the Lenfest Purchase.

         ETC granted the Lenfest Financing Warrants and the Lenfest Guaranty Warrants and issued shares of ETC common stock in connection with the Lenfest Purchase pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

         Following the issuance of shares of ETC common stock pursuant to the exercise of Lenfest Financing Warrants, the Lenfest Guaranty Warrants and the Lenfest Purchase, Lenfest beneficially owns an aggregate of 3,195,060 shares, or 29.5% of ETC's common stock.


                                       2
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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         10.1 Subscription Agreement, dated February 14, 2005, between ETC and H. F. Lenfest.

         99.1  Press Release, dated February 16, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            ENVIRONMENTAL TECTONICS CORPORATION
                                            Registrant


Date: February 17, 2005                     By /s/ Duane D. Deaner
                                               --------------------------------
                                                   Duane D. Deaner
                                                   Chief Financial Officer